Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Southern Plains Medical Center
We have audited the accompanying balance sheets of Southern Plains Medical Center, PC as of December 31, 2007 and 2006, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Plains Medical Center, PC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn, LLP

Dallas, Texas
July 14, 2008

SOUTHERN PLAINS MEDICAL CENTER, PC
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$146,528	$94,051
Accounts receivable, net	1,517,377	1,770,770
Inventories	172,634	170,034
Prepaid expenses	145,343	238,954
Other current assets	33,356	18,775

Total current assets	2,015,238	2,292,584

Property and equipment, net	1,801,434	1,868,737

Other assets	41,911	59,578

Total assets	$3,858,583	$4,220,899

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$1,212,920	$769,137
Refunds due patients and third party payors	600,929	549,908
Deferred income tax liability	—	199,159
Current maturities of long-term debt and capital lease obligations	850,577	754,012

Total current liabilities	2,664,426	2,272,216

Long-term debt and capital lease obligations	4,046,884	4,076,303

Total liabilities	6,711,310	6,348,519

Commitments and contingencies	—	—

Shareholders’ Equity (Deficit)
Common stock, $100 par value, 28 shares outstanding 2007 and 30 outstanding 2006	2,800	3,000
Notes receivable from shareholders	(234,549)	(281,530)
Accumulated deficit	(2,620,978)	(1,849,090)

Total shareholders’ deficit	(2,852,727)	(2,127,620)

Total liabilities and shareholders’ equity (deficit)	$3,858,583	$4,220,899

The accompanying notes are an integral part of these financial statements.

SOUTHERN PLAINS MEDICAL CENTER, PC
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues
Net revenue	$12,392,707	$12,520,599

Operating expenses
Salaries, wages and benefits	7,580,085	7,393,751
Bad debt expense	597,537	341,799
Outside services	815,131	849,895
Medical supplies	1,951,428	1,607,461
Rent	56,538	55,800
Depreciation and amortization	373,148	341,897
Equipment rental	125,005	256,880
Utilities	159,002	133,760
Insurance	487,295	775,238
Other	757,266	608,889
Interest	389,561	379,685
Taxes	52,875	40,512

Total operating expenses	13,344,871	12,785,567

Other income	50,669	107,007

Net loss from operations before income tax benefit	(901,495)	(157,961)
Provision for income tax benefit	199,159	77,288

Net loss	(702,336)	(80,673)

Accumulated deficit, beginning	(1,849,090)	(1,642,251)
Distributions to shareholders	(69,552)	(126,166)

Accumulated deficit, ending	$(2,620,978)	$(1,849,090)

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(702,336)	$(80,673)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	373,148	341,897
Bad debt expense	597,537	341,799
Deferred income tax liability	(199,159)	(77,288)
Changes in operating assets and liabilities:
Accounts receivable	(344,144)	344,981
Inventories	(2,600)	774
Prepaid expenses	93,611	(103,053)
Other current assets	(14,581)	(18,775)
Other assets	14,138	76,569
Accounts payable, accrued expenses and refunds due	494,804	(381,342)

Net cash provided by operating activities	310,418	444,889

Cash flows from investing activities:
Purchases of property and equipment	(302,316)	(468,132)

Net cash used in investing activities	(302,316)	(468,132)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt and capital leases	356,157	301,605
Distributions to shareholders	(69,552)	(126,166)
Payments and current maturities of long-term debt and capital leases	(289,011)	(253,671)
Net proceeds from notes receivable from shareholders	46,781	73,223

Net cash used in financing activities	44,375	(5,009)

Net increase (decrease) in cash and cash equivalents	52,477	(28,252)

Cash and cash equivalents, beginning of year	94,051	122,303

Cash and cash equivalents, end of year	$146,528	$94,051

Cash paid for interest	$373,918	$363,121

Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

Southern Plains Medical Center, PC
Notes To Financial Statements
A. The Company
Southern Plains Medical Center, PC (“SPMC”), an Oklahoma professional corporation, is located in Chickasha, Oklahoma. SPMC draws patients from south central and central Oklahoma, providing direct care for all patient healthcare needs.  Onsite care includes acute care, chronic care, preventative medicine and total wellness, as well as outpatient surgery.  For total healthcare needs, SPMC has a long-standing referral pattern with some of the most respected physicians and hospitals in Oklahoma.  Physician services include primary and specialty care in the following areas: family medicine, pediatrics, internal medicine, acute care, occ/med, general surgery, gynecology, ophthalmology, orthopedic surgery, radiology, oncology, cardiology and urology.  Ancillary services provided onsite include imaging (CI, MRI, mammography, x-ray, EKG, vascular and ultra-sound bone densitometry), laboratory services and outpatient surgery with one operating room.  SPMC also provides urgent care services outside of normal business hours seven days a week through its “Quick Care” department.
B. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements of SPMC were prepared in accordance with generally accepted accounting principles in the United States of America.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.
Cash and Cash Equivalents
Cash consists of cash on hand and amounts deposited with high quality banking institutions. Amounts on deposit at times will exceed the insurance limits. Cash equivalents are highly liquid instruments including cash in money market current accounts that are interest-bearing, capital guaranteed, and without any withdrawal restrictions.
Gross Patient Accounts Receivable and Reserves for Bad Debt and Contractual Allowances
Patient accounts receivable include amounts due for hospital and clinic services provided to patients. These receivables are pending payments from Medicare, Medicaid, Blue Cross, commercial insurance carriers, and self-pay patients, and are estimated to be collected during the next 120 days.
Reserves for bad debts are recorded based on historical trends.
Allowances for contractual discounts for Medicare, Medicaid, Blue Cross, and other third party payors are recorded based on contracted rates that are negotiated or provided via written agreements with the payors on behalf of the patients.
Inventories
Inventories consist mainly of medical supplies and are valued at the lower of cost or market.
Property, Equipment, and Depreciation
The Company reports property and equipment at cost. Assets under capital lease obligations are reported at the lower of fair value or the present value of the aggregate future minimum lease payments at the beginning of the lease term. Depreciation expense is recorded using the straight-line method over the shorter of the estimated useful

Southern Plains Medical Center, PC
Notes To Financial Statements
life of the assets or life of the lease term, excluding any lease renewals, unless the lease renewals are reasonably assured.
Machinery, equipment, and furniture generally have estimated useful lives of five years. Leasehold improvements are depreciated over the shorter of the life of the lease or the estimated useful life of the asset. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the accompanying statements of operations of the respective period.
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment. For assets to be held and used, SPMC initiates a review whenever events or changes in circumstances indicate that the carrying value of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparison of its carrying value to the future undiscounted cash flows that the asset is expected to generate. Any impairment to be recognized is measured by the amount by which the carrying value exceeds the projected discounted future operating cash flows. Assets to be disposed of and for which management has committed a plan to dispose of the assets, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. Any impairment loss is treated as a permanent reduction in the carrying value of the assets. Through December 31, 2007, no events or circumstances have arisen which would require the Company to record a provision for impairment on its long-lived assets.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed or determinable, and collectability is probable or reasonably assured. Revenues consist primarily of net patient service revenues that are recorded based on established billing rates (i.e., gross charges), less estimated discounts for contractual and other allowances, principally for patients covered by Medicare, Medicaid, managed care and other health plans, and self-pay patients.
Income Taxes
Deferred income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.
Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable, and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of debt and short- and long-term capital lease obligations also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.
Impact of Recently Issued Accounting Standards

Southern Plains Medical Center, PC
Notes To Financial Statements
In July 2006 the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more likely than not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2007, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The Company is evaluating FIN 48 and has not yet determined the impact the adoption will have on its financial statements.
In September 2006 the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of this statement will have a material impact on its financial statements.
In December 2007 the FASB issued Statement No. 141R, Business Combinations, and Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. Statement No. 141R modifies the accounting and disclosure requirements for business combinations and broadens the scope of the previous standard to apply to all transactions in which one entity obtains control over another business. Statement No. 160 establishes new accounting and reporting standards for non-controlling interests in subsidiaries. The Company will be required to apply the provisions of the new standards beginning on January 1, 2009. Early adoption is not permitted for these new standards.
C. Accounts Receivable, Net
Accounts receivable consisted of the following at December 31, 2007 and 2006:

	2007	2006
Gross patient accounts receivable	$3,724,268	$4,031,935
Reserves for bad debt	(290,732)	(630,881)
Reserves for contractual allowances	(1,916,159)	(1,630,284)

Patient accounts receivable, net	$1,517,377	$1,770,770

D. Property and Equipment
Property and equipment as of December 31, 2007 and 2006, consists of the following:

	2007	2006
Buildings and improvements	$4,176,515	$4,174,068
Land	214,574	214,574
Furniture, fixtures and equipment	3,774,000	3,474,132
Leashhold improvements	27,134	27,134

Total property and equipment	8,192,223	7,889,908
Less accumulated depreciation	6,390,789	6,021,171

Property and equipment, net	$1,801,434	$1,868,737

E. Long-term Debt and Capital Lease Obligations
Long-term debt as of December 31, 2007 and 2006, consists of the following:

Southern Plains Medical Center, PC
Notes To Financial Statements

	2007	2006
Line of credit note secured by patient accounts receivable, matures May 21, 2008, interest is paid on a monthly basis at Wall Street Journal Prime (7.25% at December 31, 2007)	$539,892	$499,826
Note payable, collateralized by real estate, equipment and furniture, $29,250 payable monthly including interest at the Wall Street Journal Prime Rate (7.25% at December 31, 2007), matures September 2009	3,497,625	3,511,844
Note payable, secured by equipment, $4,558 payable monthly, including 8.25% interest through September 2011	173,644	212,318

8% Notes payable to prior shareholders for stock repurchases, eleven notes outstanding at 12/31/2007, maturity dates ranging from 2008 through 2017, fourteen notes outstanding at 12/31/2006 with maturity dates ranging from 2007 through 2017	275,437	317,628
Note payable, secured by equipment, $2,825 payable monthly, including 13.6% interest through April 2010	66,872	—
Capitalized lease obligations — five leases for buildings and medical equipment with imputed interest rates ranging from 4% to 17.2%, maturing at various dates from June 2008 through April 2013	343,991	288,699

	4,897,461	4,830,315
Less: current portion of long-term debt	850,577	754,012

	$4,046,884	$4,076,303

The following chart shows scheduled principal payments due on long-term debt for the next five years and thereafter:

Year Ending December 31,	Payments
2008	$850,577
2009	3,347,776
2010	154,723
2011	133,641
2012	118,256
2013 and thereafter	292,488

$4,897,461

F. Notes Receivable From Shareholders
The Company has agreements with some of its shareholders that allows its shareholders to finance their capital stock purchase over time. The terms of these notes require monthly principal and interest payments and bear an interest rate of 9%. These notes have varying maturity dates ranging from 2011 to 2019.
G. Commitments and Contingencies
Leases
The Company leases certain equipment and facilities under operating leases. The Company also leases certain equipment under capital leases. Rent expense was approximately $181,543 and $312,680 for the years ended December 31, 2007 and 2006, respectively.
Future minimum lease obligations at December 31, 2007, for those leases having an initial or remaining

Southern Plains Medical Center, PC
Notes To Financial Statements
non-cancelable lease term in excess of one year, are as follows:

	Operating	Capital Lease
Year Ending December 31,	Leases	Obligations	Total
2008	$14,260	$105,042	$119,302
2009	11,279	74,711	85,990
2010	5,390	74,711	80,101
2011	—	68,290	68,290
2012	—	47,882	47,882
2013 and thereafter	—	14,814	14,814

	$30,929	$385,450	$416,379

Less: Interest portion		(41,459)

Obligations under capital leases		$343,991

H. Income Taxes
Income tax expense for the years presented differs from the “expected” federal income tax expense computed by applying the U.S. federal statutory rate to earnings before income taxes for the years ended December 31, as a result of the following:

	2007	2006
Computed expected tax expense (benefit)	$(306,508)	$(53,707)
State income tax	(35,699)	(6,255)
Non-deductible expenses	2,897	5,291
Change in valuation allowance	140,151	(22,617)

Total income tax expense (benefit)	$(199,159)	$(77,288)

The significant components of the Company’s deferred tax assets and liabilities at December 31, are as follows:

	2007	2006
Deferred tax assets (liabilities):
Accounts receivable, net	$(575,996)	$(672,184)
Inventories	62,349	64,353
Prepaid expenses	(55,172)	(90,706)
Fixed assets	(233,341)	(214,952)
Accounts payable	577,007	431,147
Accrued expenses	104,837	68,231
Net operating losses	348,426	302,910
Valuation allowance	(228,110)	(87,958)

	$—	$(199,159)

The Company has established a valuation allowance to fully reserve the net deferred tax asset at December 31, 2007 and the net non-current deferred tax asset at December 31, 2006, due to the uncertainty of the timing and amounts of future taxable income. At December 31, 2007, the Company had net operating loss carryforwards of approximately $919,000, which expire in 2023 through 2027.
I. Employee Benefit Plan
The Company has a 401(k) Profit Sharing Plan (the “Plan”) which allows all full-time (1,000 hours per year) employees who have completed one year of service and attained the age of 18 to participate. Employees make elective contributions to the Plan based on a percentage of their annual compensation, not to exceed the maximum deferral as set by federal law. The Company may make discretionary contributions to the Plan as determined by the

Southern Plains Medical Center, PC
Notes To Financial Statements
Company’s board of directors. For the years ended December 31, 2007 and 2006, the Company did not make a discretionary contribution to the Plan.
J. Subsequent Event (unaudited)
On April 24, 2008, Tri-Isthmus Group, Inc., a Delaware corporation (the “TIGroup”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RHA Anadarko, LLC (the “Parent”), an Oklahoma limited liability company and indirect subsidiary of the TIGroup, SPMC Acquisition Company (the “Merger Sub”), an Oklahoma corporation and ultimate subsidiary of Rural Health Acquisition, LLC (“RHA”), Southern Plains Medical Center, PC, an Oklahoma corporation (the “SPMC”), and all of the shareholders of SPMC.
On May 1, 2008, the Merger was completed and 100% of SPMC was acquired.